Exhibit 5.1

[            ], 2012

BIRKS & MAYORS INC.

1240 Square Phillips

Montreal, Quebec

H3B 3H4

Birks & Mayors Inc. (the “Company”)

Registration Statement on Form F-1

Ladies and Gentlemen:

We act as counsel to the Company and this opinion is furnished to the Company in connection with the Registration Statement on Form F-1 filed [            ], 2012 by the Company with the United States Securities and Exchange Commission (the “Commission”) and the U.S. prospectus that forms a part thereof (collectively, the “Registration Statement”), the whole relating to the issuance by the Company to its shareholders of record on [            ], 2012 of an aggregate of [            ] non-transferable subscription rights (the “Rights”), whereby for every [            ] Rights received, the holder thereof will be entitled to purchase one Class A voting share (without nominal or par value) of the Company at a subscription price of $US[                ] per share (the “Rights Offering”), provided that any unexercised Rights will expire on [            ], 2012 (the “Expiry Date”) and that, in any event, the Company will not issue fractional Class A voting shares in the Rights Offering, and the holders of Rights will only be entitled to purchase a whole number of Class A voting shares rounded down to the nearest whole number a holder would otherwise be entitled to purchase. The Registration Statement relates to the Rights and an aggregate of up to [        ] Class A voting shares (the “Rights Shares”) of the Company that may be issued by the Company upon the exercise of the Rights.

In connection with the opinions hereafter expressed, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the resolutions of the Company’s board of directors approving the Rights Offering and the issuance of the Rights and the Rights Shares, as well as such other documents, papers, instruments, certificates of public officials and corporate records, including the Company’s restated certificate of incorporation and restated articles of incorporation dated November 14, 2005, as we have deemed necessary as a basis for the opinions set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or the Company’s officers and by governmental authorities and upon such other documents and data that we have deemed accurate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies, and the truth and correctness of any representations and warranties contained therein.

Our opinions expressed below are limited to the laws of the Province of Québec and the federal laws of Canada applicable therein, and we do not express any opinions herein concerning any other law. Based upon and subject to the foregoing, we are of the opinion that, assuming no change in relevant facts and when the Registration Statement becomes effective under the United States Securities Act of 1933, as amended (the “Securities Act”):

1.	the issuance of the Rights has been duly authorized by the Company in accordance with the Canada Business Corporations Act and the Rights when issued, shall entitle a holder thereof to purchase one Class A voting share (without nominal or par value) of the Company for every [ ] Rights issued to such holder, provided the holder thereof exercises such Rights prior to the Expiry Date, including the delivery by the holder to the Company of the subscription price of $US[ ] per share, and provided that the Company will not issue fractional Class A voting shares in the Rights Offering and a holder of Rights will only be entitled to purchase a whole number of Class A voting shares rounded down to the nearest whole number a holder would otherwise be entitled to purchase; and

2.	if the Rights issued by the Company pursuant to the Rights Offering are exercised by the holders thereof prior to the Expiry Date, and the subscription price of $US[ ] per share is paid to the Company by the holders thereof, the whole in accordance with the terms of the Rights Offering, up to [ ] Class A voting shares of the Company will be validly issued, fully paid and non-assessable in accordance with the Canada Business Corporations Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is only for the purposes of registering the Rights and the Rights Shares under the Securities Act pursuant to the Registration Statement.

Very truly yours,

STIKEMAN ELLIOTT LLP